Exhibit 99.1

New York Mortgage Trust Announces Appointment of
Douglas E. Neal as Chairman of Board of Directors

NEW YORK, NY – April 18, 2012 - New York Mortgage Trust, Inc. (the "Company") (NASDAQ: NYMT) announced today that its Board of Directors has appointed Douglas E. Neal, an independent director of the Company, as the non-executive Chairman of the Board of Directors.

Mr. Neal, 52, is the founder of Neal Capital, which provides financial advisory services to real estate companies.  Prior to founding Neal Capital, Mr. Neal served as a Managing Director for the Real Estate Investment Banking Group at Bank of America Merrill Lynch and its predecessors from February 1998 to October 2011 and held various other positions with such predecessors from 1991 to 1998. He was appointed to the Board on April 2, 2012.

Mr. Neal succeeds James J. Fowler, who had previously indicated that he intended to step down from the Board at the earlier of the appointment of his successor by the Board or the Company’s 2012 annual meeting of stockholders. Mr. Fowler’s resignation became effective on April 18, 2012.

Commenting on today’s announcement, James J. Fowler, the Company’s former Chairman, stated, “I congratulate Doug on his appointment as Chairman. The combination of his expertise in real estate capital markets and significant experience advising REITs as an investment banker uniquely qualify him to serve in this capacity and lead the Board in the future. I enjoyed serving the Board as its Chairman and wish the Company, the Board and the management team every success in the future.”

Mr. Neal commented, “I am honored and delighted to serve the Board as its Chairman. I believe there are significant opportunities for this Company to grow and build stockholder value and I look forward to working with the Board and the management team in the future as we work to achieve those things.”

“The Board and the Company are grateful to Jim Fowler for his many contributions to the Company and the Board since 2008 and we wish him the very best,” stated Steven R. Mumma, the Company’s President and Chief Executive Officer. “His vision and insights helped the Company to successfully navigate through an extremely difficult market environment in 2008 and 2009 and produce improved operating results and a higher book value. The Board has put considerable work and thought into the succession planning since Jim first announced that he would be stepping down from the Board in 2012. The Board is delighted that Doug has agreed to serve as Chairman. We believe his experience and expertise will ensure a seamless transition in leadership and continued execution of our business strategy.”

About New York Mortgage Trust
New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”). The Company is in the business of acquiring, investing in, financing and managing primarily mortgage-related assets, including Agency and non-Agency residential mortgage-backed securities, high credit quality residential adjustable rate mortgage loans, commercial mortgage-backed securities, commercial mortgage loans and other financial assets.

For Further Information
AT THE COMPANY
Steven R. Mumma,
Chief Executive Officer and President
Phone:  212-792-0109
Email: smumma@nymtrust.com

When used in this press release, in future filings with the Securities and Exchange Commission (“SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. In this press release, these forward-looking statements include statements regarding the Company future growth opportunities and ability to grow stockholder value. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us and which may cause actual results to vary materially from those expressed in our forward-looking statements. These risks, uncertainties and other factors, including the risk factors described in the Company’s periodic reports filed with the SEC, could cause our actual results to differ materially from those projected in any forward-looking statements we make. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.